Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 Jan. 25, 2023 FOR IMMEDIATE RELEASE

NextEra Energy reports fourth-quarter and full-year 2022 financial results
•NextEra Energy delivers strong full-year 2022 financial and operational results
•FPL continues to focus on delivering an outstanding value proposition of low bills, high reliability, outstanding customer service and clean energy solutions for its customers
•NextEra Energy Resources has a record year of renewables origination, signing more than 8,000 megawatts of new projects, and extends its overall development expectations through 2026
•Driven by long-term growth visibility for low-cost renewables, NextEra Energy extends long-term growth outlook by an additional year, through 2026

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2022 fourth-quarter net income attributable to NextEra Energy on a GAAP basis of $1,522 million, or $0.76 per share, compared to $1,204 million, or $0.61 per share, for the fourth quarter of 2021. On an adjusted basis, NextEra Energy's 2022 fourth-quarter earnings were $1,011 million, or $0.51 per share, compared to $814 million, or $0.41 per share, in the fourth quarter of 2021.

For the full year 2022, NextEra Energy reported net income attributable to NextEra Energy on a GAAP basis of $4.147 billion, or $2.10 per share, compared to $3.573 billion, or $1.81 per share, in 2021. On an adjusted basis, NextEra Energy's full-year 2022 earnings were $5.742 billion, or $2.90 per share, compared to $5.021 billion, or $2.55 per share, in 2021, which represents year-over-year growth in adjusted earnings per share of approximately 13.7%.

Adjusted earnings for these periods exclude the effects of non-qualifying hedges; NextEra Energy Partners, LP net investment gains; differential membership interests-related; change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI); and impairment charges.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income (loss) attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release.

Florida Power & Light Company completed the regulatory integration of Gulf Power Company under its 2021 base rate settlement agreement and began serving customers under unified rates on Jan. 1, 2022. As a result, Gulf Power is no longer a separate reporting segment within Florida Power & Light and

NextEra Energy. For 2022 and beyond, FPL has one reporting segment and, therefore, 2021 financial results and other operational metrics have been restated for comparative purposes.

"NextEra Energy was successful in executing our 2022 initiatives, ending the year with excellent financial and operational results," said John Ketchum, chairman, president and chief executive officer of NextEra Energy. "We grew adjusted earnings per share by nearly 14% from 2021 and outperformed the S&P 500 index by nearly 10%. In the midst of a challenging macro environment, we invested more than $19 billion in American energy infrastructure and commissioned roughly 5,000 megawatts of new renewables and storage. This terrific performance in a year of significant supply chain disruption, inflationary pressures and higher interest rates is a testament to the strength and resiliency of our team and our competitive advantages, and I am extremely pleased with what we accomplished in 2022.

"At FPL, thanks to the hard work and dedication of our team, combined with our valuable hardening and smart grid investments, we quickly restored power to customers after hurricanes Ian and Nicole last fall. We also used our strong balance sheet to provide bill relief for FPL customers during a year of high inflation and high natural gas prices. NextEra Energy Resources had its best-ever year of renewables and storage origination, adding more than 8,000 megawatts to its backlog. Based on tremendous demand and continued cost advantages of renewables, today we are extending NextEra Energy Resources' development expectations through 2026. We now believe that between 2023 and 2026 we will place into service approximately 32,700 megawatts to 41,800 megawatts of new renewables and storage.

"With the passage of the Inflation Reduction Act, we are better positioned than ever before to offer low-cost renewables and other clean energy solutions to customers into the latter half of the decade and beyond. Driven by low-cost renewables and significant growth opportunities at both FPL and NextEra Energy Resources, today we are announcing that we are extending our adjusted earnings per share growth expectations by an additional year, through 2026. For 2025 and 2026, we expect to grow 6% to 8%, off the 2024 adjusted earnings per share range, translating to a range of $3.45 to $3.70 for 2025 and $3.63 to $4.00 for 2026. We will be disappointed if we are not able to deliver financial results at or near the top end of our adjusted earnings per share expectations ranges in each of 2023, 2024, 2025 and 2026, while at the same time maintaining our strong balance sheet and credit ratings."

FPL
FPL reported fourth-quarter 2022 net income of $763 million, or $0.38 per share, compared to $620 million, or $0.31 per share, for the prior-year comparable quarter. For the full year 2022, FPL reported net income of $3.701 billion, or $1.87 per share, compared to $3.206 billion, or $1.63 per share, in 2021.
As America's largest electric utility, FPL sells more power than any other utility, providing clean, affordable, reliable electricity to approximately 5.8 million customer accounts, or more than 12 million people across Florida.

FPL's full-year growth was primarily driven by continued investment in the business. FPL's capital expenditures were approximately $3.1 billion for the fourth quarter of 2022, bringing its full-year capital investments to a total of roughly $9.2 billion. Regulatory capital employed increased by approximately 11.4% for 2022. During the fourth quarter of 2022, FPL's average number of customers increased by nearly 74,000 from the prior-year comparable quarter.

During 2022, FPL successfully executed on its strategic initiatives while delivering on its outstanding customer value proposition. Despite record inflationary pressures, FPL further reduced its already best-in-class non-fuel operations and maintenance costs versus 2021 while deploying additional low-cost solar and providing exceptional reliability. In 2022, FPL placed approximately 450 megawatts (MW) of cost-effective solar in service. Beyond solar, construction on FPL's green hydrogen pilot at Okeechobee Clean Energy Center remains on schedule as it continues to advance toward its projected commercial operation date later this year. FPL also was recognized for the seventh time in eight years as being the most reliable electric utility in the nation.

Earlier this week, FPL filed with the Florida Public Service Commission its proposed plan to recover approximately $2.1 billion of incremental fuel costs incurred in 2022. Under the proposed plan, FPL would utilize its strong balance sheet to spread these unrecovered 2022 fuel costs over a 21-month period, beginning in April 2023. Additionally, FPL's proposed plan would further benefit customers by offsetting the 2022 fuel cost recovery by approximately $1 billion this year based on the recent drop in projected natural gas prices, compared to FPL's original 2023 projections made in the third quarter of 2022.

Separately, FPL is also seeking recovery of approximately $1.3 billion of storm costs incurred in 2022. Under FPL's proposal, the storm costs would be recovered over a 12-month period, starting in April 2023, to reduce the potential customer bill impacts that could result from the simultaneous recovery of charges related to future storms. Taking both proposals together, FPL anticipates that its typical 1,000-kilowatt-hour residential customer bills as of April 2023 will remain well below the projected national average and the projected average for Florida investor-owned utilities.

NextEra Energy Resources
NextEra Energy Resources, the competitive clean energy business of NextEra Energy, reported fourth-quarter 2022 net income attributable to NextEra Energy on a GAAP basis of $996 million, or $0.50 per share, compared to $851 million, or $0.43 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the fourth quarter of 2022 were $402 million, or $0.20 per share, compared to $414 million, or $0.21 per share, for the fourth quarter of 2021.

For the full year 2022, NextEra Energy Resources reported net income attributable to NextEra Energy on a GAAP basis of $285 million, or $0.14 per share, compared to $599 million, or $0.30 per share, in 2021. On an adjusted basis, NextEra Energy Resources' earnings for the full year 2022 were $2.441 billion, or $1.23 per share, compared to $2.206 billion, or $1.12 per share, for the full year 2021.

In 2022, NextEra Energy Resources delivered a record year of renewables and storage origination, adding approximately 8,030 MW to its backlog. Since the third-quarter 2022 financial results call in October, NextEra Energy Resources has originated approximately 1,700 MW of renewables and storage projects, including approximately 300 MW of wind, 730 MW of solar and 670 MW of battery storage. NextEra Energy Resources' renewables backlog now stands at approximately 19 gigawatts, after placing roughly 4,600 MW into service in 2022.

Corporate and Other
In the fourth quarter of 2022 on a GAAP basis, Corporate and Other results increased $0.01 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other results for the fourth quarter of 2022 increased $0.04 per share, compared to the prior-year quarter. For the full year 2022,
Corporate and Other results increased $0.21 per share on a GAAP basis, compared to 2021. On an adjusted basis, Corporate and Other results for the full year 2022 were roughly flat, compared to 2021.

Outlook
Driven by low-cost renewables and significant growth opportunities at both FPL and NextEra Energy Resources, NextEra Energy today reaffirmed its long-term financial expectations for 2023 through 2025 and introduced its expectations for 2026. For 2023 and 2024, NextEra Energy continues to expect adjusted earnings per share to be in the ranges of $2.98 to $3.13 and $3.23 to $3.43, respectively. For 2025 and 2026, NextEra Energy expects to grow 6% to 8%, off the 2024 adjusted earnings per share range. This translates to a range of $3.45 to $3.70 for 2025 and $3.63 to $4.00 for 2026. NextEra Energy also continues to expect to grow its dividends per share at a roughly 10% rate per year through at least 2024, off a 2022 base.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards; the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources, LLC's nuclear decommissioning funds and other than temporary impairments, none of which can be determined at this time. Adjusted earnings expectations also exclude the effects of NextEra Energy Partners, LP net investment gains, differential membership interests-related and impairment charges related to NextEra Energy's investment in Mountain Valley Pipeline, LLC. In addition, adjusted earnings expectations assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S. and Florida; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; divestitures to NextEra Energy Partners, LP; no adverse litigation decisions; and no changes to governmental policies or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's fourth-quarter and full-year 2022 financial results conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the fourth-quarter and full-year 2022 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company headquartered in Juno Beach, Florida. NextEra Energy owns Florida Power & Light Company, which is America's largest electric utility that sells more power than any other utility, providing clean, affordable, reliable electricity to approximately 5.8 million customer accounts, or more than 12 million people across Florida. NextEra Energy also owns a competitive clean energy business, NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun and a world leader in battery storage. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from seven commercial nuclear power units in Florida, New Hampshire and Wisconsin. NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity. NextEra Energy is ranked No. 1 in the electric and gas utilities industry on Fortune's 2022 list of "World's Most Admired Companies," recognized on Fortune's 2021 list of companies that "Change the World" and received the S&P Global Platts 2020 Energy Transition Award for leadership in environmental, social and governance. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance and statements concerning future dividends. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, those discussed in this news release and the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory, operational and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional tax laws, tariffs, duties, policies or assessments on renewable energy or equipment necessary to generate it or deliver it; impact of new or revised laws, regulations, interpretations or constitutional ballot and regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of

NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; impacts on NextEra Energy and FPL of allegations of violations of law; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, planning, financing, construction, permitting, governmental approvals and the negotiation of project development agreements, as well as supply chain disruptions; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities, retail gas distribution system in Florida and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyberattacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and could result in certain projects becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in over-the-counter markets; impact of negative publicity; inability of FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NextEra Energy Partners, LP's inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock; and the ultimate severity and duration of public health crises, epidemics and pandemics, and its effects on NextEra Energy’s or FPL’s businesses. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2021 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended December 31, 2022	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$4,071	$2,093	$—	$6,164
Operating Expenses
Fuel, purchased power and interchange	1,324	211	(34)	1,501
Other operations and maintenance	508	657	102	1,267
Depreciation and amortization	688	465	17	1,170
Taxes other than income taxes and other – net	413	96	(2)	507
Total operating expenses – net	2,933	1,429	83	4,445
Gains (losses) on disposal of businesses/assets – net	4	328	(6)	326
Operating Income (Loss)	1,142	992	(89)	2,045
Other Income (Deductions)
Interest expense	(215)	(194)	(276)	(685)
Equity in earnings of equity method investees	—	24	—	24
Allowance for equity funds used during construction	24	—	—	24
Gains (losses) on disposal of investments and other property – net	—	(4)	1	(3)
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	108	—	108
Other net periodic benefit income	—	—	44	44
Other – net	8	28	3	39
Total other income (deductions) – net	(183)	(38)	(228)	(449)
Income (Loss) before Income Taxes	959	954	(317)	1,596
Income Tax Expense (Benefit)	196	213	(80)	329
Net Income (Loss)	763	741	(237)	1,267
Net Loss Attributable to Noncontrolling Interests	—	255	—	255
Net Income (Loss) Attributable to NextEra Energy, Inc.	$763	$996	$(237)	$1,522
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$763	$996	$(237)	$1,522
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(468)	110	(358)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(109)	—	(109)
Differential membership interests – related	—	22	—	22
NEP investment gains – net	—	(256)	—	(256)
Impairment charge related to investment in Mountain Valley Pipeline	—	28	—	28
Less related income tax expense (benefit)	—	189	(27)	162
Adjusted Earnings (Loss)	$763	$402	$(154)	$1,011
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.38	$0.50	$(0.12)	$0.76
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(0.23)	0.05	(0.18)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.05)	—	(0.05)
Differential membership interests – related	—	0.01	—	0.01
NEP investment gains – net	—	(0.13)	—	(0.13)
Impairment charge related to investment in Mountain Valley Pipeline	—	0.01	—	0.01
Less related income tax expense (benefit)	—	0.09	—	0.09
Adjusted Earnings (Loss) Per Share	$0.38	$0.20	$(0.07)	$0.51
Weighted-average shares outstanding (assuming dilution)				1,993

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(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$(362)	$(0.18)	$83	$0.05	$(279)	$(0.13)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(79)	$(0.04)	$—	$—	$(79)	$(0.04)
	Differential membership interests – related	$17	$0.01	$—	$—	$17	$0.01
	NEP investment gains – net	$(194)	$(0.10)	$—	$—	$(194)	$(0.10)
	Impairment charge related to investment in Mountain Valley Pipeline	$24	$0.01	$—	$—	$24	$0.01

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended December 31, 2021	FPL(a)	NEER	Corporate and Other(a)(b)	NextEra Energy
Operating Revenues	$3,430	$1,633	$(17)	$5,046
Operating Expenses
Fuel, purchased power and interchange	1,003	165	(34)	1,134
Other operations and maintenance	620	507	90	1,217
Depreciation and amortization	541	402	21	964
Taxes other than income taxes and other – net	360	72	—	432
Total operating expenses – net	2,524	1,146	77	3,747
Gains (losses) on disposal of businesses/assets – net	—	53	3	56
Operating Income (Loss)	906	540	(91)	1,355
Other Income (Deductions)
Interest expense	(154)	(118)	(327)	(599)
Equity in earnings of equity method investees	—	201	—	201
Allowance for equity funds used during construction	39	3	—	42
Gains (losses) on disposal of investments and other property – net	—	1	—	1
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	130	—	130
Other net periodic benefit income	—	—	64	64
Other – net	—	22	2	24
Total other income (deductions) – net	(115)	239	(261)	(137)
Income (Loss) before Income Taxes	791	779	(352)	1,218
Income Tax Expense (Benefit)	171	179	(85)	265
Net Income (Loss)	620	600	(267)	953
Net Loss Attributable to Noncontrolling Interests	—	251	—	251
Net Income (Loss) Attributable to NextEra Energy, Inc.	$620	$851	$(267)	$1,204
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$620	$851	$(267)	$1,204
Adjustments – pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	(282)	63	(219)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	(134)	—	(134)
Differential membership interests – related	—	29	—	29
NEP investment gains – net	—	(212)	—	(212)
Less related income tax expense (benefit)	—	162	(16)	146
Adjusted Earnings (Loss)	$620	$414	$(220)	$814
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.31	$0.43	$(0.13)	$0.61
Adjustments – pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	(0.14)	0.03	(0.11)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	(0.07)	—	(0.07)
Differential membership interests – related	—	0.01	—	0.01
NEP investment gains – net	—	(0.11)	—	(0.11)
Less related income tax expense (benefit)	—	0.09	(0.01)	0.08
Adjusted Earnings (Loss) Per Share	$0.31	$0.21	$(0.11)	$0.41
Weighted-average shares outstanding (assuming dilution)				1,975

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(a)	Florida Power & Light completed the regulatory integration of Gulf Power under its 2021 base rate settlement agreement and began serving customers under unified rates on January 1, 2022. As a result, Gulf Power is no longer a separate reporting segment. Amounts have been retrospectively adjusted to reflect the segment change.
(b)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(c)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$(203)	$(0.10)	$47	$0.02	$(156)	$(0.08)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$(96)	$(0.05)	$—	$—	$(96)	$(0.05)
	Differential membership interests – related	$22	$0.01	$—	$—	$22	$0.01
	NEP investment gains – net	$(160)	$(0.08)	$—	$—	$(160)	$(0.08)

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2022	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$17,282	$3,720	$(46)	$20,956
Operating Expenses
Fuel, purchased power and interchange	5,688	836	(135)	6,389
Other operations and maintenance	1,857	2,259	312	4,428
Depreciation and amortization	2,695	1,722	86	4,503
Taxes other than income taxes and other – net	1,752	323	2	2,077
Total operating expenses – net	11,992	5,140	265	17,397
Gains (losses) on disposal of businesses/assets – net	4	536	(18)	522
Operating Income (Loss)	5,294	(884)	(329)	4,081
Other Income (Deductions)
Interest expense	(768)	(128)	311	(585)
Equity in earnings of equity method investees	—	202	1	203
Allowance for equity funds used during construction	105	7	—	112
Gains (losses) on disposal of investments and other property – net	—	80	—	80
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	(461)	—	(461)
Other net periodic benefit income	—	—	202	202
Other – net	17	177	6	200
Total other income (deductions) – net	(646)	(123)	520	(249)
Income (Loss) before Income Taxes	4,648	(1,007)	191	3,832
Income Tax Expense (Benefit)	947	(391)	30	586
Net Income (Loss)	3,701	(616)	161	3,246
Net Loss Attributable to Noncontrolling Interests	—	901	—	901
Net Income (Loss) Attributable to NextEra Energy, Inc.	$3,701	$285	$161	$4,147
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$3,701	$285	$161	$4,147
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	1,641	(751)	890
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	453	—	453
Differential membership interests-related	—	116	—	116
NEP investment gains – net	—	(243)	—	(243)
Impairment charge related to investment in Mountain Valley Pipeline	—	867	—	867
Less related income tax expense (benefit)	—	(678)	190	(488)
Adjusted Earnings (Loss)	$3,701	$2,441	$(400)	$5,742
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.87	$0.14	$0.09	$2.10
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	0.83	(0.38)	0.45
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	0.23	—	0.23
Differential membership interests-related	—	0.06	—	0.06
NEP investment gains – net	—	(0.12)	—	(0.12)
Impairment charge related to investment in Mountain Valley Pipeline	—	0.44	—	0.44
Less related income tax expense (benefit)	—	(0.35)	0.09	(0.26)
Adjusted Earnings (Loss) Per Share	$1.87	$1.23	$(0.20)	$2.90
Weighted-average shares outstanding (assuming dilution)				1,979

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$1,257	$0.63	$(561)	$(0.29)	$696	$0.34
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$324	$0.17	$—	$—	$324	$0.17
	Differential membership interests-related	$87	$0.04	$—	$—	$87	$0.04
	NEP investment gains – net	$(186)	$(0.09)	$—	$—	$(186)	$(0.09)
	Impairment charge related to investment in Mountain Valley Pipeline	$674	$0.34	$—	$—	$674	$0.34

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2021	FPL(a)	NEER	Corporate and Other(a)(b)	NextEra Energy
Operating Revenues	$14,102	$3,053	$(86)	$17,069
Operating Expenses
Fuel, purchased power and interchange	3,956	698	(127)	4,527
Other operations and maintenance	1,831	1,897	253	3,981
Depreciation and amortization	2,266	1,576	82	3,924
Taxes other than income taxes and other – net	1,534	263	4	1,801
Total operating expenses – net	9,587	4,434	212	14,233
Gains (losses) on disposal of businesses/assets – net	1	78	(2)	77
Operating Income (Loss)	4,516	(1,303)	(300)	2,913
Other Income (Deductions)
Interest expense	(615)	(367)	(288)	(1,270)
Equity in earnings of equity method investees	—	666	—	666
Allowance for equity funds used during construction	132	11	(1)	142
Gains (losses) on disposal of investments and other property – net	—	69	1	70
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	267	—	267
Other net periodic benefit income	—	—	257	257
Other – net	11	115	4	130
Total other income (deductions) – net	(472)	761	(27)	262
Income (Loss) before Income Taxes	4,044	(542)	(327)	3,175
Income Tax Expense (Benefit)	838	(395)	(95)	348
Net Income (Loss)	3,206	(147)	(232)	2,827
Net Loss Attributable to Noncontrolling Interests	—	746	—	746
Net Income (Loss) Attributable to NextEra Energy, Inc.	$3,206	$599	$(232)	$3,573
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$3,206	$599	$(232)	$3,573
Adjustments – pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	2,255	(213)	2,042
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(276)	—	(276)
Differential membership interests-related	—	130	—	130
NEP investment gains – net	—	(42)	—	(42)
Less related income tax expense (benefit)	—	(460)	54	(406)
Adjusted Earnings (Loss)	$3,206	$2,206	$(391)	$5,021
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.63	$0.30	$(0.12)	$1.81
Adjustments – pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	1.14	(0.10)	1.04
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.14)	—	(0.14)
Differential membership interests-related	—	0.07	—	0.07
NEP investment gains – net	—	(0.02)	—	(0.02)
Less related income tax expense (benefit)	—	(0.23)	0.02	(0.21)
Adjusted Earnings (Loss) Per Share	$1.63	$1.12	$(0.20)	$2.55
Weighted-average shares outstanding (assuming dilution)				1,972

————————————
(a)	Florida Power & Light completed the regulatory integration of Gulf Power under its 2021 base rate settlement agreement and began serving customers under unified rates on January 1, 2022. As a result, Gulf Power is no longer a separate reporting segment. Amounts have been retrospectively adjusted to reflect the segment change.
(b)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(c)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$1,735	$0.88	$(159)	$(0.08)	$1,576	$0.80
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(199)	$(0.10)	$—	$—	$(199)	$(0.10)
	Differential membership interests-related	$98	$0.05	$—	$—	$98	$0.05
	NEP investment gains – net	$(27)	$(0.01)	$—	$—	$(27)	$(0.01)

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)		Preliminary
December 31, 2022	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$25	$731	$845	$1,601
Customer receivables, net of allowances	1,739	2,611	(1)	4,349
Other receivables	332	393	19	744
Materials, supplies and fuel inventory	1,159	775	—	1,934
Regulatory assets	2,155	10	—	2,165
Derivatives	19	1,501	70	1,590
Other	124	877	106	1,107
Total current assets	5,553	6,898	1,039	13,490
Other assets:
Property, plant and equipment – net	64,693	45,840	526	111,059
Special use funds	5,221	2,275	—	7,496
Investment in equity method investees	—	6,572	10	6,582
Prepaid benefit costs	1,732	3	97	1,832
Regulatory assets	5,484	218	290	5,992
Derivatives	10	1,922	3	1,935
Goodwill	2,989	1,854	11	4,854
Other	877	5,131	(313)	5,695
Total other assets	81,006	63,815	624	145,445
TOTAL ASSETS	$86,559	$70,713	$1,663	$158,935
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$1,709	$—	$—	$1,709
Other short-term debt	200	68	1,100	1,368
Current portion of long-term debt	1,547	694	4,392	6,633
Accounts payable	1,377	6,919	16	8,312
Customer deposits	543	17	—	560
Accrued interest and taxes	362	236	121	719
Derivatives	12	2,005	85	2,102
Accrued construction-related expenditures	559	1,201	—	1,760
Regulatory liabilities	349	1	—	350
Other	1,185	1,574	423	3,182
Total current liabilities	7,843	12,715	6,137	26,695
Other liabilities and deferred credits:
Long-term debt	19,455	8,357	27,444	55,256
Asset retirement obligations	2,108	1,137	—	3,245
Deferred income taxes	8,376	2,594	(1,898)	9,072
Regulatory liabilities	9,458	157	11	9,626
Derivatives	1	2,755	153	2,909
Other	398	2,104	194	2,696
Total other liabilities and deferred credits	39,796	17,104	25,904	82,804
TOTAL LIABILITIES	47,639	29,819	32,041	109,499
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	1,110	—	1,110
EQUITY
Common stock	1,373	—	(1,353)	20
Additional paid-in capital	23,561	10,238	(21,079)	12,720
Retained earnings	13,986	20,557	(7,836)	26,707
Accumulated other comprehensive income (loss)	—	(108)	(110)	(218)
Total common shareholders' equity	38,920	30,687	(30,378)	39,229
Noncontrolling interests	—	9,097	—	9,097
TOTAL EQUITY	38,920	39,784	(30,378)	48,326
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$86,559	$70,713	$1,663	$158,935

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets		Preliminary
(millions)
(unaudited)
December 31, 2021	FPL(a)	NEER	Corporate and Other(a)(b)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$55	$562	$22	$639
Customer receivables, net of allowances	1,297	2,081	—	3,378
Other receivables	350	496	(116)	730
Materials, supplies and fuel inventory	963	598	—	1,561
Regulatory assets	1,111	14	—	1,125
Derivatives	13	677	(1)	689
Other	129	1,035	2	1,166
Total current assets	3,918	5,463	(93)	9,288
Other assets:
Property, plant and equipment – net	58,227	40,900	221	99,348
Special use funds	6,158	2,764	—	8,922
Investment in equity method investees	—	6,150	9	6,159
Prepaid benefit costs	1,657	3	583	2,243
Regulatory assets	4,343	202	33	4,578
Derivatives	—	1,095	40	1,135
Goodwill	2,989	1,843	12	4,844
Other	775	3,693	(73)	4,395
Total other assets	74,149	56,650	825	131,624
TOTAL ASSETS	$78,067	$62,113	$732	$140,912
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$1,382	$—	$—	$1,382
Other short-term debt	200	—	500	700
Current portion of long-term debt	536	664	585	1,785
Accounts payable	1,318	5,670	(53)	6,935
Customer deposits	478	6	1	485
Accrued interest and taxes	322	168	35	525
Derivatives	9	1,214	40	1,263
Accrued construction-related expenditures	601	777	—	1,378
Regulatory liabilities	278	9	2	289
Other	634	1,651	410	2,695
Total current liabilities	5,758	10,159	1,520	17,437
Other liabilities and deferred credits:
Long-term debt	17,974	6,755	26,231	50,960
Asset retirement obligations	2,049	1,033	—	3,082
Deferred income taxes	7,137	2,838	(1,665)	8,310
Regulatory liabilities	11,053	141	79	11,273
Derivatives	1	1,129	583	1,713
Other	501	1,790	177	2,468
Total other liabilities and deferred credits	38,715	13,686	25,405	77,806
TOTAL LIABILITIES	44,473	23,845	26,925	95,243
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	245	—	245
EQUITY
Common stock	1,373	—	(1,353)	20
Additional paid-in capital	19,936	9,560	(18,225)	11,271
Retained earnings	12,285	20,272	(6,646)	25,911
Accumulated other comprehensive income (loss)	—	(31)	31	—
Total common shareholders' equity	33,594	29,801	(26,193)	37,202
Noncontrolling interests	—	8,222	—	8,222
TOTAL EQUITY	33,594	38,023	(26,193)	45,424
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$78,067	$62,113	$732	$140,912

————————————
(a)	Florida Power & Light completed the regulatory integration of Gulf Power under its 2021 base rate settlement agreement and began serving customers under unified rates on January 1, 2022. As a result, Gulf Power is no longer a separate reporting segment. Amounts have been retrospectively adjusted to reflect the segment change.
(b)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2022	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$3,701	$(616)	$161	$3,246
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,695	1,722	86	4,503
Nuclear fuel and other amortization	177	72	38	287
Unrealized losses (gains) on marked to market derivative contracts – net	—	1,792	(414)	1,378
Unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds – net	—	461	—	461
Foreign currency transaction gains	—	(6)	(98)	(104)
Deferred income taxes	942	(453)	45	534
Cost recovery clauses and franchise fees	(1,465)	—	—	(1,465)
Equity in earnings of equity method investees	—	(202)	(1)	(203)
Distributions of earnings from equity method investees	—	541	—	541
Losses (gains) on disposal of businesses, assets and investments – net	(4)	(616)	18	(602)
Recoverable storm-related costs	(811)	—	—	(811)
Other – net	20	(46)	111	85
Changes in operating assets and liabilities:
Current assets	(534)	(549)	(257)	(1,340)
Noncurrent assets	(73)	24	(40)	(89)
Current liabilities	175	1,220	307	1,702
Noncurrent liabilities	71	(35)	103	139
Net cash provided by (used in) operating activities	4,894	3,309	59	8,262
Cash Flows From Investing Activities
Capital expenditures of FPL	(9,067)	—	—	(9,067)
Independent power and other investments of NEER	—	(9,541)	—	(9,541)
Nuclear fuel purchases	(118)	(104)	(1)	(223)
Other capital expenditures	—	—	(452)	(452)
Sale of independent power and other investments of NEER	—	1,564	—	1,564
Proceeds from sale or maturity of securities in special use funds and other investments	2,437	1,085	335	3,857
Purchases of securities in special use funds and other investments	(2,607)	(1,612)	(367)	(4,586)
Other – net	(3)	(74)	166	89
Net cash used in investing activities	(9,358)	(8,682)	(319)	(18,359)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	2,942	2,289	8,625	13,856
Retirements of long-term debt	(441)	(592)	(3,492)	(4,525)
Proceeds from differential membership investors	—	4,158	—	4,158
Net change in commercial paper	327	—	—	327
Proceeds from other short-term debt	—	30	1,725	1,755
Repayments of other short-term debt	—	—	(1,125)	(1,125)
Payments from related parties under a cash sweep and credit support agreement – net	—	240	—	240
Issuances of common stock/equity units – net	—	—	1,460	1,460
Dividends on common stock	—	—	(3,352)	(3,352)
Dividends & capital distributions from (to) parent – net	1,625	736	(2,361)	—
Other – net	(39)	(132)	(394)	(565)
Net cash provided by (used in) financing activities	4,414	6,729	1,086	12,229
Effects of currency translation on cash, cash equivalents and restricted cash	—	(7)	—	(7)
Net increase (decrease) in cash, cash equivalents and restricted cash	(50)	1,349	826	2,125
Cash, cash equivalents and restricted cash at beginning of year	108	1,184	24	1,316
Cash, cash equivalents and restricted cash at end of year	$58	$2,533	$850	$3,441

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2021	FPL(a)	NEER	Corporate and Other(a)(b)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$3,206	$(147)	$(232)	$2,827
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,266	1,576	82	3,924
Nuclear fuel and other amortization	174	60	56	290
Unrealized losses (gains) on marked to market derivative contracts – net	—	2,088	(83)	2,005
Unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds – net	—	(267)	—	(267)
Foreign currency transaction gains	—	(1)	(93)	(94)
Deferred income taxes	752	(160)	(156)	436
Cost recovery clauses and franchise fees	(599)	—	—	(599)
Equity in earnings of equity method investees	—	(666)	—	(666)
Distributions of earnings from equity method investees	—	526	—	526
Losses (gains) on disposal of businesses, assets and investments – net	(1)	(147)	2	(146)
Recoverable storm-related costs	(138)	—	—	(138)
Other – net	(156)	(106)	203	(59)
Changes in operating assets and liabilities:
Current assets	(49)	(1,209)	(9)	(1,267)
Noncurrent assets	(114)	(156)	(54)	(324)
Current liabilities	20	1,018	15	1,053
Noncurrent liabilities	(3)	(1)	56	52
Net cash provided by (used in) operating activities	5,358	2,408	(213)	7,553
Cash Flows From Investing Activities
Capital expenditures of FPL	(7,411)	—	3	(7,408)
Independent power and other investments of NEER	—	(8,247)	—	(8,247)
Nuclear fuel purchases	(159)	(116)	—	(275)
Other capital expenditures	—	—	(147)	(147)
Sale of independent power and other investments of NEER	—	2,761	—	2,761
Proceeds from sale or maturity of securities in special use funds and other investments	3,308	1,378	309	4,995
Purchases of securities in special use funds and other investments	(3,394)	(1,511)	(405)	(5,310)
Other – net	15	3	22	40
Net cash used in investing activities	(7,641)	(5,732)	(218)	(13,591)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	2,588	2,902	11,193	16,683
Retirements of long-term debt	(1,304)	(310)	(7,980)	(9,594)
Proceeds from differential membership investors	—	2,779	—	2,779
Net change in commercial paper	(169)	—	—	(169)
Repayments of other short-term debt	—	(57)	(200)	(257)
Payments from related parties under a cash sweep and credit support agreement – net	—	47	—	47
Issuances of common stock/equity units – net	—	—	14	14
Proceeds from sale of noncontrolling interests	—	65	—	65
Dividends on common stock	—	—	(3,024)	(3,024)
Dividends & capital distributions from (to) parent – net	1,160	(1,554)	394	—
Other – net	(44)	(207)	(486)	(737)
Net cash provided by (used in) financing activities	2,231	3,665	(89)	5,807
Effects of currency translation on cash, cash equivalents and restricted cash	—	1	—	1
Net increase (decrease) in cash, cash equivalents and restricted cash	(52)	342	(520)	(230)
Cash, cash equivalents and restricted cash at beginning of year	160	842	544	1,546
Cash, cash equivalents and restricted cash at end of year	$108	$1,184	$24	$1,316

————————————
(a)	Florida Power & Light completed the regulatory integration of Gulf Power under its 2021 base rate settlement agreement and began serving customers under unified rates on January 1, 2022. As a result, Gulf Power is no longer a separate reporting segment. Amounts have been retrospectively adjusted to reflect the segment change.
(b)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Earnings (Loss) Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year-To-Date
2021 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.84	$0.13	$0.23	$0.61	$1.81

FPL – 2021 Earnings Per Share	$0.39	$0.45	$0.47	$0.31	$1.63
New investment growth	0.05	0.05	0.04	0.06	0.19
Other and share dilution	—	—	0.03	0.01	0.05
FPL – 2022 Earnings Per Share	$0.44	$0.50	$0.54	$0.38	$1.87

NEER – 2021 Earnings (Loss) Per Share Attributable to NextEra Energy, Inc.	$0.25	$(0.16)	$(0.22)	$0.43	$0.30
New investments	0.01	—	0.02	0.02	0.04
Existing clean energy	0.05	0.03	(0.02)	(0.04)	0.02
Gas infrastructure	(0.02)	—	0.01	—	(0.02)
NextEra Energy Transmission	—	—	0.01	—	0.01
Customer supply and proprietary power & gas trading	(0.02)	0.02	0.06	0.06	0.12
Non-qualifying hedges impact	(0.65)	0.33	0.48	0.08	0.25
NEP investment gains – net	—	—	0.06	0.02	0.08
Change in unrealized gains (losses) on securities held in NEER's nuclear decommissioning funds and OTTI – net	(0.07)	(0.15)	(0.05)	(0.01)	(0.27)
Impairment charge related to investment in Mountain Valley Pipeline	(0.31)	(0.01)	(0.01)	(0.01)	(0.34)
Other, including other investment income, interest expense, corporate general and administrative expenses and share dilution	—	0.01	(0.01)	(0.05)	(0.05)
NEER – 2022 Earnings (Loss) Per Share Attributable to NextEra Energy, Inc.	$(0.76)	$0.07	$0.33	$0.50	$0.14

Corporate and Other – 2021 Earnings (Loss) Per Share	$0.20	$(0.16)	$(0.02)	$(0.13)	$(0.12)
Non-qualifying hedges impact	(0.11)	0.30	0.04	(0.03)	0.21
Other, including interest expense and share dilution	—	(0.01)	(0.03)	0.04	—
Corporate and Other – 2022 Earnings (Loss) Per Share	$0.09	$0.13	$(0.01)	$(0.12)	$0.09

2022 Earnings (Loss) Per Share Attributable to NextEra Energy, Inc.	$(0.23)	$0.70	$0.86	$0.76	$2.10

Florida Power & Light completed the regulatory integration of Gulf Power under its 2021 base rate settlement agreement and began serving customers under unified rates on January 1, 2022. As a result, Gulf Power is no longer a separate reporting segment. FPL and Corporate and Other amounts for 2021 have been retrospectively adjusted to reflect the segment change.

Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

The sum of the quarterly amounts may not equal the total for the year due to rounding.